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                                                                   Exhibit 14(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Other Service Providers" and to the incorporation by reference of our report dated February 7, 2003 for the Van Kampen Life Investment Trust Aggressive Growth Portfolio in the Registration Statement (Form N-14) of the Van Kampen Life Investment Trust filed with the Securities and Exchange Commission under the Securities Act of 1933.

                                                             Ernst & Young LLP

Chicago, Illinois
December 19, 2003